SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2003

ADVANCED MEDICAL OPTICS, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-31257	33-0986820

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 E. St. Andrew Place, Santa Ana, CA	92705

(Address of principal executive offices)	(Zip Code)

(714) 247-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed, since last report.)

Page 1 of 3 Pages

Item 5.    Other Events and Regulation FD Disclosure.

On June 18, 2003, Advanced Medical Optics, Inc. (“AMO”), issued a press release (the “Press Release”), announcing that it has amended its $135 million senior credit facility to provide for a $100 million senior revolving credit facility maturing on June 30, 2007 (the “Amended and Restated Credit Agreement”). A copy of the Press Release is attached hereto as Exhibit 99.1 and a copy of the Amended and Restated Credit Agreement is attached hereto as Exhibit 99.2.

Item 7.    Financial Statements and Exhibits.

(a) – (b)	Not applicable.
(c)	Exhibits.
The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Press Release dated June 18, 2003

99.2	Amended and Restated Credit Agreement, dated June 17, 2003, by and among AMO, each lender from time to time party thereto, General Electric Capital Corporation, as Syndication Agent, Bank One, N.A., as Documentation Agent, Bank of America, N.A., as Administrative Agent, Foreign Currency Fronting Lender and L/C Issuer, Banc of America Securities LLC (“BAS”), as Sole-Bookrunner and BAS and General Electric Capital Corporation as Co-Lead Arrangers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.

Date: June 18, 2003	/s/ AIMEE S. WEISNER
Aimee S. Weisner Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 18, 2003

99.2	Amended and Restated Credit Agreement, dated June 17, 2003, by and among AMO, each lender from time to time party thereto, General Electric Capital Corporation, as Syndication Agent, Bank One, N.A., as Documentation Agent, Bank of America, N.A., as Administrative Agent, Foreign Currency Fronting Lender and L/C Issuer, Banc of America Securities LLC (“BAS”), as Sole-Bookrunner and BAS and General Electric Capital Corporation as Co-Lead Arrangers